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EXHIBIT 23D

CONSENT OF ERNST & YOUNG ACCOUNTANTS, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-            ) pertaining to Common Stock of SafeNet, Inc. issuable upon the exercise of options assumed by SafeNet, Inc. that were originally issued under the Cylink Corporation 2001 Non-Qualified Stock Incentive Plan, the Cylink/ARL 1997 Stock Option Plan, and the Cylink Corporation Amended and Restated 1994 Flexible Stock Incentive Plan, of our report dated January 31, 2002, with respect to the consolidated financial statements of Pijnenburg Securealink, Inc. for the year ended December 31, 2001 included in SafeNet, Inc.'s Current Report on Form 8-K dated January 2, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young Accountants

Amsterdam, The Netherlands
February 5, 2003

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  EXHIBIT 23D
CONSENT OF ERNST & YOUNG ACCOUNTANTS, INDEPENDENT AUDITORS